Exhibit 99.1

NEWS RELEASE

Release No.

414 Union Street, Suite 2000	Contact:
Nashville, TN 37219-1711	Mary Cohn (Media Relations)
615.986.5600	615-986-5886
Fax: 615.986.5666	Mike Kinney / Becky Barckley (Investor Relations)
615-986-5600

FOR RELEASE AT 8:00 A.M. (EDT) WEDNESDAY, APRIL 27, 2005

LP Reports First Quarter 2005 Profits

Nashville, TN. (April 27, 2005) - Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today first quarter net income of $102 million, or $0.91 per diluted share, on sales from continuing operations of $680 million.  In the first quarter of 2004, LP’s net income was $107 million, or $0.98 per diluted share, on sales from continuing operations of $695 million.

For the first quarter of 2005, income from continuing operations was $104 million, or $0.93 per diluted share. In the first quarter of 2004, LP’s income from continuing operations was $112 million, or $1.03 per diluted share.  First quarter 2004 results included charges primarily for the early extinguishment of debt, impairments of long-lived assets, litigation and other net operating charges totaling $56 million ($35 million after tax, or $0.36 per diluted share).

“LP had another strong earnings quarter, driven by continued strength in housing starts and very good OSB prices,” said LP CEO Rick Frost.  “OSB prices increased substantially over the prior quarter, but were lower than first quarter 2004 levels.”

 “Our Engineered Wood Products segment increased quarterly sales 37% over the same period last year,” continued Frost.  “Our Siding segment was affected by unfavorable weather conditions in the Northeast that dampened sales and operational issues at our Silsbee, Texas plant.”

Frost concluded, “Cost of sales was quite a bit higher in first quarter compared to the same quarter last year, due to increased shipments of LVL and I-Joists, higher raw materials costs for wood and oil-based resins, and a stronger Canadian dollar.”

At 11:00 a.m. EST (8:00 a.m. PST) today, LP will host a webcast on its first quarter 2005 financial results.  To access the live webcast and accompanying presentation, visit www.lpcorp.com and go to the “Investor Relations” section from the main menu.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers.  Visit LP’s web site at www.lpcorp.com for additional information on the company.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

		Quarter Ended
		March 31,
		2005	2004

	Net sales	$680.0	$695.3

	Income before taxes and equity in earnings of unconsolidated affiliates	$162.1	$176.2

	Income from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net and loss on early extinguishment of debt	$103.3	$146.8

	Income from continuing operations	$103.6	$112.3

	Net income	$101.7	$106.5

Net income per share	- basic	$0.92	$0.99
	- diluted	$0.91	$0.98
	Average shares outstanding (in millions)
	Basic	110.5	107.6
	Diluted	111.3	109.2

Calculation of income from continuing operations excluding gain or loss on sale or impairment of long-lived assets, other operating credits and charges, net and loss on early extinguishment of debt:

	Quarter Ended
	March 31,
	2005	2004
Income from continuing operations	$103.6	$112.3

(Gain) loss on sale or impairment of long-lived assets	(0.2)	9.6
Other operating credits and charges, net	(0.3)	6.7
Loss on early extinguishment of debt	—	40.0
	(0.5)	56.3
Provision (benefit) for income taxes	(0.2)	21.8
	(0.3)	34.5

	$103.3	$146.8
Per share - basic	$0.93	$1.36
diluted	$0.93	$1.34

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2005	2004

Net Sales	$680.0	$695.3
OPERATING COSTS AND EXPENSES
Cost of sales	444.8	376.6
Depreciation, amortization and depletion	33.5	33.3
Selling and administrative	39.3	42.9
(Gain) loss on sale or impairment of long lived assets	(0.2)	9.6
Other operating credits and charges, net	(0.3)	6.7
Total operating costs and expenses	517.1	469.1

Income from operations	162.9	226.2

NON-OPERATING INCOME (EXPENSE)
Foreign currency exchange loss	(0.6)	(0.3)
Loss on early extinguishment of debt	—	(40.0)
Interest expense, net of capitalized interest	(15.7)	(20.0)
Investment income	15.5	10.3
Total non-operating income (expense)	(0.8)	(50.0)

Income before taxes and equity in earnings of unconsolidated affiliates	162.1	176.2
Provision for income taxes	59.2	64.4
Equity in income of unconsolidated affiliates	(0.7)	(0.5)

Income from continuing operations	103.6	112.3

DISCONTINUED OPERATIONS
Income (loss) from discontinued operations before taxes	(3.1)	(9.5)
Income tax benefit	(1.2)	(3.7)
Income (loss) from discontinued operations	(1.9)	(5.8)

Net income	$101.7	$106.5

Net income per share of common stock (basic):
Income from continuing operations	$0.94	$1.04
Income (loss) from discontinued operations	(0.02)	(0.05)
Net Income - per share basic	$0.92	$0.99

Net income per share of common stock (diluted):
Income from continuing operations	$0.93	$1.03
Income (loss) from discontinued operations	(0.02)	(0.05)
Net Income - per share diluted	$0.91	$0.98

Average shares of stock outstanding - basic	110.5	107.6
Average shares of stock outstanding - diluted	111.3	109.2

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	March 31, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$574.4	$544.7
Short-term investments	580.6	608.2
Receivables, net	216.0	185.5
Inventories	271.9	215.7
Prepaid expenses and other current assets	10.3	15.9
Deferred income taxes	26.7	26.7
Current assets of discontinued operations	6.5	7.4
Total current assets	1,686.4	1,604.1

Timber and timberlands	89.3	91.8
Property, plant and equipment	1,799.0	1,803.4
Accumulated depreciation	(1,036.7)	(1,027.8)
Net property, plant and equipment	762.3	775.6
Goodwill	276.7	276.7
Notes receivable from asset sales	403.8	403.8
Long-term investments	45.1	30.2
Restricted cash	66.1	65.5
Investments in and advances to affliates	155.8	132.7
Other assets	45.8	37.6
Long-term assets of discontinued operations	31.1	32.6
Total assets	$3,562.4	$3,450.6
LIABILITIES AND EQUITY
Current portion of long-term debt	$178.0	$178.0
Accounts payable and accrued liabilities	254.8	250.0
Current portion of contingency reserves	12.0	12.0
Total current liabilities	444.8	440.0

Long-term debt, excluding current portion:
Limited recourse notes payable	396.5	396.5
Other long-term debt	224.8	226.0
Total long-term debt, excluding current portion	621.3	622.5

Contingency reserves, excluding current portion	39.5	42.1
Other long-term liabilities	54.9	60.7
Deferred income taxes	533.1	517.5
Commitments and contingencies
Stockholders’ equity:
Common stock	116.9	116.9
Additional paid-in capital	439.5	440.0
Retained earnings	1,496.9	1,406.2
Treasury stock	(114.0)	(127.4)
Accumulated comprehensive loss	(70.5)	(67.9)
Total stockholders’ equity	1,868.8	1,767.8
Total liabilities and equity	$3,562.4	$3,450.6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Quarter ended March 31,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$101.7	$106.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and cost of timber harvested	33.3	34.3
(Gain) loss on sale or impairment of long-lived assets	0.3	21.7
Loss on early debt extinguishment	—	40.0
Exchange (gain) loss on remeasurement	2.6	(1.5)
Other operating charges and credits, net	—	3.0
Cash settlement of contingencies	(2.1)	(4.3)
Other adjustments, net	7.6	8.4
Pension payments	(9.0)	(32.4)
Increase in receivables	(36.7)	(56.9)
Increase in inventories	(55.3)	(45.1)
Decrease in prepaid expenses	5.5	4.3
Increase (decrease) in accounts payable and accrued liabilities	3.0	(8.2)
Increase in deferred income taxes	14.8	16.6
Net cash provided by operating activities	65.7	86.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(20.8)	(29.1)
Proceeds from asset sales	1.4	3.7
Investment in joint ventures	(23.6)	(0.1)
Proceeds of sales of investments	1,172.4	—
Cash paid for purchase of investments	(1,159.2)	(164.4)
Other investing activities, net	(2.1)	(0.2)
Net cash used in investing activities	(31.9)	(190.1)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	—	(228.1)
Sale of common stock under equity plans	8.4	22.7
Payment of cash dividends	(11.0)	(5.3)
Decrease in restricted cash under LOCs	(0.6)	(1.4)
Net cash used in financing activities	(3.2)	(212.1)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS:	(0.9)	—

Net increase (decrease) in cash and cash equivalents	29.7	(315.8)
Cash and cash equivalents at beginning of period	544.7	925.9

Cash and cash equivalents at end of period	$574.4	$610.1

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended March 31,
	2005	2004

Net sales:
OSB	$416.2	$456.6
Siding	116.3	120.6
Engineered Wood Products	107.0	77.9
Other	42.7	44.0
Less: Intersegment sales	(2.2)	(3.8)
	$680.0	$695.3

Operating profit (loss):
OSB	$171.3	$253.6
Siding	4.2	12.8
Engineered Wood Products	5.6	(0.9)
Other	5.5	3.5
Other operating credits and charges, net	0.3	(6.7)
Gain (loss) on sale of and impairment of on long-lived assets	0.2	(9.6)
General corporate and other expenses, net	(23.5)	(26.0)
Loss on early extinguishment of debt	—	(40.0)
Foreign currency gains (losses)	(0.6)	(0.3)
Interest expense, net of investment income	(0.2)	(9.7)
Income from operations before taxes	162.8	176.7
Provision for income taxes	59.2	64.4
Income from continuing operations	$103.6	$112.3

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

1.               Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.               Other Operating Charges and Credits, Net:

The major components of “Other operating charges and credits, net” in the Consolidated Statements of Income for the quarter ended March 31 are reflected in the table below and are described in the paragraphs following the table:

	2005		2004
Quarter Ended March 31,	Pre-tax	After tax	Pre-tax	After tax
Revisions to environmental contingency reserves	$—	$—	$1.7	$1.0
Addition to litigation contingency reserves	—	—	(6.0)	(3.7)
Recovery on loss associated with Samoa pulp mill	0.9	0.6	—	—
Charges associated with the corporate relocation	(0.6)	(0.4)	(2.0)	(1.2)
Other	—	—	(0.4)	(0.2)
	$0.3	$0.2	$(6.7)	$(4.1)

In the first quarter of 2004, LP recorded a gain of $1.7 million ($1.0 million after taxes, or $0.01 per diluted share) associated with a reduction in environmental reserves in relation to our former Alaska operations, a charge of $6.0 million ($3.7 million after taxes, or $0.03 per diluted share) for an increase in litigation reserves due to an adverse court ruling and a charge of $2.0 million ($1.2 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the first quarter of 2005, LP recorded a gain of $0.9 million ($0.6 million after taxes, or $0.01 per diluted share) associated with the recovery of a previous loss associated with the sale of the Samoa, California pulp mill and a charge of $0.6 million ($0.4 million after taxes, or $0.00 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

3.               Gain (Loss) on Sale or Impairment of Long-Lived Assets:

The major components of “Gain (loss) on sale or impairment of long-lived assets” in the Consolidated Statements of Income for the quarter ended March 31 are reflected in the table below and are described in the paragraphs following the tables:

	2005		2004
Quarter Ended March 31,	Pre-tax	After tax	Pre-tax	After tax
Gain (loss) on other long-lived assets, net	$(0.2)	$(0.1)	$0.1	$0.1
Impairment charges on fixed assets	—	—	(9.7)	(5.9)
	$(0.2)	$(0.1)	$(9.6)	$(5.9)

In the first quarter of 2004, LP recorded a loss of $9.7 million ($5.9 million after taxes, or $0.05 per diluted share) on the cancellation of a capital project to build a veneer mill in British Columbia.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended March 31,
	2005	2004

Oriented strand board, million square feet 3/8” basis	1,371	1,364

Wood-based siding, million square feet 3/8” basis	246	260

Engineered I-Joist, million lineal feet	27	22

Laminated veneer lumber (LVL), thousand cubic feet	3,193	2,835

Composite Decking, thousand lineal feet	11,969	6,681

Vinyl Siding, squares	735	786